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                                                                  Exhibit-3(e)

FED         IDENTIFICATION
NO. 04-1298780
    ----------

Examiner.                    William Francis Galvin
                          Secretarv of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                               ARTICLES OF AMENDMENT

                         (General Laws, Chapter   164          Section .   8B -


Name                                    70
Approved
                      We, Bradford J. Faxon                           President


                               Robert J. Pollock
                      and                                               Clerk


                      of       FALL RIVER GAS COMPANY

                               (Exact name of corporation)


        located at 155 North Main Street, Fall River, Massachusetts 02722
        -----------------------------------------------------------------
                (Street address of corporation in Massachusetts)

     certify that these Articles of Amendment affecting articles numbered:

                           3

                                                (Number those articles 1, 2, 3,
                                                   4, 5 and/or 6 being amended)


                 of the Articles of Organization were duly adopted at a meeting held on February 10, 1998 by vote of:

                 1,774,983.8044
             shares of     Common Stock of 2,183,794. 7952 shares outstanding,
                           ------------    ---------
                                           (type, class & series, if any)

                              shares of         of       shares outstanding, and
                                           (type, class & series, if any)

                              shares of         of           shares outstanding,
                                           (type, class & series, if any)

                  '**being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or


  change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

           WITHOUT PAR VALUE STOCKS     WITH PAR VALUE STOCKS
              NUMBER OF SHARES             NUMBER OF SHARES           PAR VALUE

Common:         0         Common:           2.201,334                $0. 83-1/3

                                        1

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Preferred:      0         Preferred:             0

Change the total authorized to:

           WITHOUT PAR VALUE STOCKS     WITH PAR VALUE STOCKS
              NUMBER OF SHARES             NUMBER OF SHARES           PAR VALUE
Common:         0         Common:           2 951,333                 $0.83-1/3

Preferred:      0         Preferred:             0

That the Charter, Agreement of Association and Articles of Organization of Fall River Gas Company (the "Company") be, and the same hereby are, amended to increase the authorized capital stock of the Company by creating an additional 750,000 shares of the Company's Common Stock, $0.83-1/3 par value, thereby increasing the number of authorized shares of said Common Stock from 2,201,334 to 2,951,334, such shares to be issued as authorized by the Board of Directors for proper corporate purposes, subject to the requisite approval of the Massachusetts Department of Telecommunications and Energy (formerly Department of Public Utilities), and Chapter 164.  Section 8B

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:


SIGNED UNDER, THE PENALTIES OF PERJURY, this  10th day of February  l998

                                                               *President /
  Bradford

                                                                   'Clerk /
  Robert J. Pollock


THE COMMONWEALTH OF MASSACHUSETTS


                                              ARTICLES OF AMENDMENT

  (General Laws, Chapter 164, Section 8D




I hereby approve the within Articles of Amendment and, the filing fee in

the amount of $        having been paid, said articles are deemed
to have been filed with me this  day of
1 9


                                       2

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Effective date.-








                                FRANCIS GALVIN
                        Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:

Eric J. Krathwohl, Esq.
Rich, May, Bilodeau & Flaherty, P.C.
294 Washington Street
Boston, MA 02108
(617) 482-1360




                                       3